Exhibit 10.3

GUARANTY

FOR VALUE RECEIVED and in consideration of and in order to induce the execution of that certain Agreement of Lease dated as of August 9, 2011 (the "Lease"), between 100 CHURCH FEE OWNER LLC (collectively, "Landlord") and CENTERLINE CAPITAL GROUP INC. ("Tenant") pursuant to which the entire rentable area on the 15th floor (the "Premises") in the building known as 100 Church Street, New York, New York (the "Building") was demised to Tenant, and other good and valuable consideration:

1. The undersigned hereby absolutely and unconditionally, for itself and its successors and assigns, guarantees to Landlord and to its legal representatives, successors and assigns, that if a default by Tenant under the Lease occurs (beyond the expiration of any applicable cure or grace periods), the prompt and full performance and observance by the Tenant and by its successors and assigns of Tenant's obligation to pay rent, additional rent and any charges accruing under the Lease (or damages in lieu thereof) and the performance of all other obligations of Tenant accruing under the Lease following any such default by Tenant thereunder (beyond the expiration of any applicable cure or grace periods). This Guaranty is an absolute, continuing and unconditional guarantee of payment (and not of collection) and of performance. Notice of all defaults is waived and consent is hereby given to all extensions of time that Landlord may grant to Tenant in the performance of any of the terms of the Lease and/or to the waiving in whole or in part of any such performance, and/or to the releasing of Tenant in whole or in part from any such performance, and/or to the adjusting of any dispute in connection with the Lease, and/or to the assignment of the Lease to any other entity; and no such defaults, extensions of time to cure, waivers, releases, adjustments, or assignments, with or without the knowledge of the undersigned, shall affect or discharge the liability of the undersigned; and the undersigned hereby waives any and all right to a trial by jury in any action or proceeding to enforce such liability hereafter instituted by Landlord, or its successors or assigns, to which the undersigned may be a party. The undersigned further agrees to pay all expenses, including legal fees and disbursements paid or incurred by Landlord in seeking to enforce this Guaranty.

2. This Guaranty shall not be impaired by, and the undersigned hereby consents to (i) any modification, supplement, extension or amendment of the Lease to which the parties thereto may hereafter agree and (ii) any assignment of the Lease. The liability of the Guarantor hereunder is direct, unconditional and co-extensive with that of the Tenant and may be enforced without requiring Landlord first to resort to any other right, remedy or security. The enforceability of this Guaranty shall not be affected by any bankruptcy proceeding or other proceeding affecting the rights of creditors of Tenant, nor by discharge or modification of Tenant's liability under the Lease in any bankruptcy proceeding. An assignment of the Lease or any subletting thereunder shall not release or relieve the undersigned from its liability hereunder (provided, however, if Landlord exercises any options pursuant to Section 4.02 of the Lease with respect to a Tenant's Recapture Offer, Guarantor's obligations shall be limited by the indemnification of Landlord pursuant to Section 4.05 of the Lease). The Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of Tenant to Landlord, unless and until all of said debts and obligations have been satisfied in full.

3. This Guaranty is a continuing guarantee which shall remain effective during the term of the Lease, and as to any surviving provisions and obligations of the Lease that remain effective after the termination of the Lease.

4. The Guarantor represents and warrants to Landlord as follows:

a. The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action, if any was required.

b. Guarantor has the full power, authority and legal right to execute and deliver, and to perform and observe the provisions of, this Guaranty including the payment of all moneys hereunder. This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally or (b) the non-availability of equitable remedies which are discretionary with the courts.

c. No authorization, approval, consent or permission (governmental or otherwise) of any court, agency, commission or other authority or entity is required for the due execution, delivery, performance or observance by the Guarantor of this Guaranty or for the payment of any sums hereunder. Guarantor agrees that if any such authorization, approval, consent, filing or permission shall be required in the future in order to permit or effect performance of the obligations of Guarantor under this Guaranty, Guarantor shall promptly inform Landlord or any of its successors or assigns and shall use its best efforts to obtain such authorization, approval, consent, filing or permission.

d. Neither the execution or delivery of this Guaranty, nor the consummation of the transactions herein contemplated, nor the compliance with the terms and provisions hereof, conflict or will conflict with or result in a breach of any agreement or instrument to which Guarantor is a party of by which it is bound, or constitutes or will constitute a default thereunder having a material adverse affect on Guarantor's ability to fulfill its obligations under this Guaranty.

5. Guarantor acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Guaranty shall be dealt with and adjudicated in the state courts of New York or the Federal courts sitting in New York; and hereby expressly and irrevocably submits the person of Guarantor to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Guaranty. So far as is permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Guaranty, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of Guarantor in any such court. Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of process to Guarantor in accordance with applicable law at the address of Guarantor as hereinafter provided (or if such address is subsequently changed, at such last known address), whether within or without the jurisdiction of any such courts of New York or the Federal courts sitting in New York. This Guaranty shall be governed by and interpreted in accordance with the laws of the State of New York, shall be deemed to have been made and performed in New York, and shall be enforceable in New York.

6. Provided that service of process is effected upon Guarantor in one of the manners hereafter specified in this Guaranty or as otherwise permitted by law, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (a) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph, (b) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (c) any claim that it is not personally subject to the jurisdiction of the above-named courts. Provided that service of process is effected upon Guarantor in one of the manners hereafter specified in this Guaranty or as otherwise permitted by law, Guarantor agrees that final judgment from which Guarantor has not appealed or further appeal in any such suit, action or proceeding brought in such a court of competent jurisdiction shall be conclusive and binding upon Guarantor and, may so far as is permitted under the applicable law, be enforced in the courts of any state or any Federal court and in any other courts to the jurisdiction of which Guarantor is subject, by a suit upon such judgment and that Guarantor will not assert any defense, counterclaim, or set off in any such suit upon such judgment with respect to personal jurisdiction or service of process.

7. Guarantor agrees to execute, deliver and file all such further instruments as may be reasonably necessary under the laws of the State of New York, in order to make effective (a) the consent of Guarantor to jurisdiction of the state courts of New York and the Federal courts sitting in New York and (b) the other provisions of this Guaranty.

8. Guarantor hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Guaranty by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to 625 Madison Avenue, New York, New York 10022, provided, following the Commencement Date (as defined in the Lease), Guarantor's address shall be deemed to be the Premises (as defined in the Lease) or to any other address of which Guarantor shall have given written notice to Landlord. Guarantor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service (a) shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding and (b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to Guarantor.

9. Nothing in this Guaranty shall affect the right of Landlord to serve process in any manner permitted by law or limit the right of Landlord or any of its successors or assigns, to bring proceedings against Guarantor in the courts of any jurisdiction or jurisdictions.

10. This Guaranty shall be binding upon Guarantor and its successors and assigns and inure to the benefit of Landlord and its successors and assigns.

Dated:  August 8, 2011

CENTERLINE HOLDING COMPANY

By:	/s/ Kelly Schnur
Name:	Kelly Schnur
Title:	Sr. Managing Director

Business Address:	625 Madison Ave.
New York, NY 10022

STATE OF NEW YORK

COUNTY OF NEW YORK

On the 8th day of August in the year 2011 before me, the undersigned, a Notary Public in and for said State, personally appeared Kelly Schnur, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as Sr. Managing Director of Centerline Holding Company, and that by his/her signature on the instrument, the corporation upon behalf of which the individual acted, executed the instrument.

/s/ Mariann Sierra
Notary Public

MARIANN SIERRA
Notary Public, State of New York
No. 01S16176706
Qualified in. New York County
Commission Expires Nov. 5, 2011